As filed with the Securities and Exchange Commission on May 10, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

META FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	42-1406262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

David W. Leedom
Executive Vice President and
Chief Financial Officer
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey M. Werthan, Esq.
Lawrence D. Levin, Esq.
Katten Muchin Rosenman LLP
2900 K Street NW, Suite 200
Washington, D.C.  20007
Telephone No.: (202) 625-3500
Facsimile No.: (202) 298-7570

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (4)
Debt Securities (5)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares (6)
Warrants
Units (7)
Total	$40,000,000		$40,000,000	$5,456

(1)           An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined, with an aggregate public offering price not to exceed $40,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(2)           In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933 (the “Securities Act”), information as to each class of securities to be registered is not specified.

(3)           In accordance with Rule 426 under the Securities Act, this registration statement also covers the issuance of any additional securities which may be issued upon conversion, exchange or exercise of any other securities that provide for such issuance.

(4)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) and Rule 457(p) under the Securities Act.

(5)           The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(6)           Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of a class or series of preferred stock, and will be evidenced by a depositary receipt.

(7)           Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the listed securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 10, 2013

PROSPECTUS

Meta Financial Group, Inc.

$40,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

Meta Financial Group, Inc. may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus.

These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The principal executive offices of Meta Financial Group, Inc. are located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, and the telephone number is (712) 732-4117.

The shares of the common stock of Meta Financial Group, Inc. are listed on the Nasdaq Global Market under the symbol “CASH.”  On May 9, 2013, the closing price of Meta Financial Group, Inc.’s common stock was $26.15 per share.

You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the U.S. Securities and Exchange Commission and carefully consider that information before buying our securities. See "Risk Factors" on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF META FINANCIAL GROUP, INC. AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated               , 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus and any relevant prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front of the document that contains the information.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “us,” “we,” “Meta Financial” and the “Company” refer to Meta Financial Group, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Corporate Secretary, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, telephone (605) 782-1767, or from our internet website at  http://www.bankmeta.com. The information found on the Company’s website is not incorporated by reference in this prospectus as a result of the preceding cross-reference.

This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us.

Our SEC Filings (File No. 000-22140)	Period or Filing Date
Annual Report on Form 10-K	Year ended September 30, 2012;

Quarterly Reports on Form 10-Q	Quarters ended December 31, 2012; March 31, 2013;

Current Reports on Form 8-K	Filed on October 1, 2012, November 16, 2012, December 7, 2012, December 21, 2012, January 22, 2013, February 6, 2013, February 25, 2013 and May 2, 2013; and

Registration Statement on Form 8-A	July 29, 1993

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Meta Financial Group, Inc.
Attention: Corporate Secretary
5501 South Broadband Lane,
Sioux Falls, South Dakota 57108
(712) 732-4117

RISK FACTORS

Investing in our securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank™ (the “Bank”) or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third-party vendors; the scope of restrictions and compliance requirements imposed by the supervisory directives and/or the Consent Orders entered into by the Company and the Bank with the Office of Thrift Supervision (the functions of which were transferred to the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve) and any other such regulatory actions which may be initiated; the impact of changes in financial services’ laws and regulations, including but not limited to laws and regulations promulgated or administered by the OCC, the Federal Reserve, and the Bureau of Consumer Financial Protection and our relationship with the same; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

META FINANCIAL GROUP, INC.

Meta Financial, a registered unitary savings and loan holding company regulated by the Federal Reserve, is a Delaware corporation, the principal assets of which are all the issued and outstanding shares of the Bank, a federal savings bank regulated by the OCC.  Meta Financial’s headquarters is located at 5501 South Broadband Lane in Sioux Falls, South Dakota.  Unless the context otherwise requires, references herein to Meta Financial include Meta Financial and the Bank, and all subsidiaries on a consolidated basis.

The Bank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves and a payments company that provides services nationwide.  The principal business of the Bank has historically consisted of attracting retail deposits from the general public and investing those funds primarily in one- to four-family residential, commercial and multi-family real estate, agricultural operations and real estate, construction, and consumer and commercial business loans primarily in the Bank’s market areas.  The Bank also purchases loan participations, mortgage-backed securities and other investments permissible under applicable regulations.  The Bank’s home office is located at 121 East Fifth Street in Storm Lake, Iowa.

The Bank has four market areas and the Meta Payment Systems®, or MPS, division: Northwest Iowa (“NWI”), Brookings, Central Iowa (“CI”) and Sioux Empire (“SE”).  NWI operates two offices in Storm Lake, Iowa.  Brookings operates one office in Brookings, South Dakota.  CI operates a total of six offices in Iowa:  Des Moines (3), West Des Moines (2) and Urbandale.  SE operates three offices and one administrative office in Sioux Falls, South Dakota.  MPS, which offers prepaid cards and other payment industry products and services nationwide, operates out of Sioux Falls, South Dakota and has an administrative office in Omaha, Nebraska.  The Company also has a total of twelve full-service branch offices, and one non-retail service branch in Memphis, Tennessee.

In 2004, the Bank created the MPS division, which issues various prepaid cards and consumer credit products, sponsors ATMs in various debit networks and offers other payment industry products and services.  MPS generates fee income and low- and no-cost deposits for the Bank through its activities.

The Company’s revenues are derived primarily from interest on commercial and residential mortgage loans, mortgage-backed securities, agricultural real estate and operating loans, consumer loans, commercial operating loans and other investments (including corporate and municipal bonds), revenue from service charges, loan origination fees and loan servicing activities, and revenue generated through the activities of MPS.

CERTAIN REGULATORY CONSIDERATIONS

General

As a savings and loan holding company under the Savings and Loan Holding Company Act, we are subject to the comprehensive supervision, examination, and regulation of the Federal Reserve.  Similarly our primary subsidiary, MetaBank, is subject to comprehensive supervision, examination and regulation of, the Office of the Comptroller of the Currency (the “OCC”), its primary federal regulator, and by the Federal Deposit Insurance Corporation (“FDIC”), which insures its deposits up to applicable limits.

For a discussion of the material elements of the regulatory framework applicable to thrift holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended September 30, 2012, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the FDIC and the banking system as a whole, not for the protection of investors.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be added to our general corporate funds and may be used for:

•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and nonbank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our subsidiary bank.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of consolidated earnings to fixed charges for the six months ended March 31, 2013 and 2012 and each of our last five years:

Six Months Ended March 31,		Year Ended September 30,
2013	2012	2012	2011	2010	2009	2008

5.10x	10.71x	7.53x	2.56x	4.04x	0.79x	0.80x

For the purpose of computing the above ratios, earnings consist of pre-tax income (loss), distributed equity income of affiliated companies and fixed charges, less capitalized interest and net income – noncontrolling interests.  Fixed charges consists of interest expense, capitalized interest and the portion of rental expense which represents interest factor.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the senior and subordinated debt securities, common stock, preferred stock, depositary shares, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary bank. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of the Bank.  In addition, our right to participate as a stockholder in any distribution of assets of our subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of such subsidiary, including depositors of the Bank.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which the debt securities may be convertible into other securities;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

DESCRIPTION OF COMMON STOCK

Under our Certificate of Incorporation, as amended, we are authorized to issue up to 10,000,000 shares of common stock, par value $.01 per share.  As of May 1, 2013, there were 5,497,914 shares of common stock outstanding, and an aggregate of 362,760 shares of common stock are reserved for issuance upon the exercise of outstanding stock options.  Our common stock is currently traded on the NASDAQ Global Market under the symbol “CASH.”

Each share of our common stock has the same relative rights and is identical in all respects with each other share of our common stock.  Our common stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC.

Each common stockholder is entitled to one vote for each share held on all matters voted upon by stockholders, subject to the restrictions on acquisitions of stock and related takeover defensive provisions set forth in our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (see below for a summary).  If the Company issues preferred stock, holders of the preferred stock may also possess voting rights.

The following summary is not complete.  You should refer to the applicable provision of our Certificate of Incorporation, as amended, and Amended and Restated Bylaws and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of our common stock.

Liquidation or Dissolution.  In the event of the liquidation or dissolution of the Company, the holders of our common stock are entitled to receive — after payment or provision for payment of all debts and liabilities of the Company (including all deposits in the Bank and accrued interest thereon) and after the distribution to certain eligible account holders who continue their deposit accounts at the Bank — all assets of the Company available for distribution, in cash or in kind.  If the Company issues preferred stock, the holders thereof may have a priority interest over the holders of our common stock in the event of liquidation or dissolution.

No Preemptive Rights.  Holders of our common stock are not entitled to preemptive rights with respect to any shares of our common stock which may be issued.  Our common stock is not subject to call for redemption and each outstanding share of our common stock is fully paid and nonassessable.

Dividends.  The board of directors of the Company (or an authorized committee thereof) has the power to declare dividends from time to time as permitted by applicable law.  The board of directors may fix a record date, which shall not be more than sixty (60) days prior to the date on which a dividend is to be paid, for determining stockholders entitled to receive payment of such dividend, provided that if no record date is fixed by the board of directors in connection with the declaration of a dividend, the record date shall be at the close of business on the day on which the board of directors adopts a resolution declaring such dividend.

Unissued Stock.  The authorized but unissued and unreserved shares of our common stock are available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future underwritten or other public offering or under an employee stock ownership plan.  Except as described above, or as otherwise required to approve the transaction in which the additional authorized shares of our common stock would be issued, no stockholder approval will be required for the issuance of these shares of our common stock.  The board of directors of the Company, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Company’s common stock.

Transfer Agent. Our transfer agent for the common stock is Registrar and Transfer Company.

Certain Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions.  The following discussion is a general summary of certain material provisions in our Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which may be deemed to have an “anti-takeover” effect and could potentially discourage or even prevent a bid for the Company, which might otherwise result in stockholders receiving a premium for their stock.

Our Certificate of Incorporation, as amended, provides that the board of directors of the Company will be divided into three classes, with directors in each class elected for three-year staggered terms.  Thus, it would take two annual elections to replace a majority of the board of directors.  The size of our board of directors may be increased or decreased only by a majority vote of the board of directors and any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office.  The stockholders of the Company do not have cumulative voting rights in the election of directors and a director may only be removed for cause by the affirmative vote of 75% of the shares of stock eligible to vote.  Our Amended and Restated Bylaws further provides that to be eligible to serve as a director, persons must meet certain eligibility criteria.  Our Amended and Restated Bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Our Certificate of Incorporation, as amended, further provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Our Certificate of Incorporation, as amended, further provides that a special meeting of our stockholders may be called only pursuant to a resolution adopted by a majority of the board of directors.

Our Certificate of Incorporation, as amended, also authorizes our board of directors to issue preferred stock from time to time in one or more series subject to applicable provisions of law.  In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it might be possible for our board of directors to authorize the issuance of a series of our preferred stock with rights and preferences that would impede the completion of such a transaction.

Our Certificate of Incorporation, as amended, further provides that in no event shall any record owner of any outstanding common stock which is beneficially owned (pursuant to Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, by a person who beneficially owns in excess of 10% of the then-outstanding shares of our common stock (the “Limit”) be entitled or permitted to any vote in respect of the shares of our common stock held in excess of the Limit.

Our Certificate of Incorporation, as amended, also requires that certain business combinations, as defined therein, between the Company (or any majority-owned subsidiary thereof) and a 10% or more stockholder either (1) be approved by at least 75% of the total number of outstanding shares of our voting stock, voting as a single class, (2) be approved by a majority of the disinterested directors of the board of directors or (3) involve consideration per share of stock generally equal to that paid by such 10% stockholder when it acquired its block of stock.

Our Certificate of Incorporation, as amended, further provides that purchases by the Company of any of the Company’s equity securities traded on a public exchange or system from a 5% or more stockholder must be approved by at least 75% of the total number of outstanding shares of our voting stock (not counting the stock held by the proposed selling stockholder), unless such purchase is made (1) in connection with a tender or exchange offer applicable to all holders of the same securities, (2) under an open market purchase program approved by a majority of the disinterested directors of the board of directors of the Company, or (3) at no more than the market price and with the approval of a majority of the disinterested directors of the board of directors of the Company.

Finally, amendments to our Certificate of Incorporation, as amended, must be approved by a two-thirds vote of our board of directors and also by a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 75% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in our Certificate of Incorporation, as amended).  Our Amended and Restated Bylaws may be amended by a majority of the board of directors or the affirmative vote of at least 75% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

DESCRIPTION OF PREFERRED STOCK

Under our Certificate of Incorporation, as amended, we are authorized to issue up to 3,000,000 shares of preferred stock, par value $0.01 per share.  As of May 1, 2013, no shares of preferred stock were issued and outstanding.

Our board of directors has the authority, without further action by our stockholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•
the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•
the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities. Warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following descriptions outline some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof: to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in the prospectus supplement, including: the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Meta Financial Group, Inc. as of September 30, 2012 and 2011, and for each of the years in the three-year period ended September 30, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2012, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth those expenses to be incurred by Meta Financial Group, Inc. in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$5,456
Printing, engraving, and postage expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Rating agency fees	(1)
Miscellaneous expenses	(1)
Total	(1)

(1)	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.  No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.

Article ELEVENTH of the Company’s Certificate of Incorporation, as amended (“Article ELEVENTH”), provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, including, without limitation, any subsidiary, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (or to any employee or agent of the Company that a majority of disinterested directors of the Company grants the rights provided by Article ELEVENTH) (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent provided by the DGCL, as amended (to the extent such amendment permits the Company to provide broader indemnification rights than such law permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, with respect to Proceedings to enforce rights to indemnification (except suits brought under certain circumstances by the Indemnitee against the Company to recover unpaid amounts of claims), the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Company.

The right to indemnification conferred by Article ELEVENTH includes the right of the Indemnitee to be advanced expenses by the Company; provided, however, that an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such Indemnitee is not entitled to be indemnified for such expenses under Article ELEVENTH or otherwise.

Article ELEVENTH also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Company’s Amended and Restated Bylaws contain no provisions in relation to the indemnification of directors and officers of the Company.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation, as amended

4.1	Amended and Restated Bylaws, incorporated by reference to Exhibit 3(i) to the Annual Report on Form 10-K filed on December 12, 2008

4.2	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-3 filed on February 19, 2010

4.3	Specimen Preferred Stock Certificate*

4.4	Specimen Preferred Stock Certificate*

4.5	Form of Indenture for Senior Debt Securities

4.6	Form of Indenture for Subordinated Debt Securities

4.7	Form of Deposit Agreement, including form of Depositary Receipt*

4.8	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.9	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.10	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

5.1	Opinion of Katten Muchin Rosenman LLP

12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of Meta Financial Group, Inc. (included on signature page)

25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities*

25.2	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Subordinated Debt Securities*

*	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus file pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated by reference or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on the 10th day of May, 2013.

META FINANCIAL GROUP, INC.

By:	/s/ J. Tyler Haahr
Name: J. Tyler Haahr
Title:	Chairman of the Board, President and Chief Executive Officer

(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Tyler Haahr or David W. Leedom, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Tyler Haahr	Chairman of the Board, President and	May 10, 2013
J. Tyler Haahr	Chief Executive Officer (Principal Executive Officer)

/s/ E. Thurman Gaskill	Vice Chairman	May 10, 2013
E. Thurman Gaskill

/s/ Bradley C. Hanson	Director	May 10, 2013
Bradley C. Hanson

/s/ Frederick V. Moore	Director	May 10, 2013
Frederick V. Moore

/s/ Troy Moore III	Director	May 10, 2013
Troy Moore III

/s/ Rodney G. Muilenburg	Director	May 10, 2013
Rodney G. Muilenburg

/s/ Jeanne Partlow	Director	May 10, 2013
Jeanne Partlow

/s/ David W. Leedom	Executive Vice President and	May 10, 2013
David W. Leedom	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation, as amended

4.1	Amended and Restated Bylaws, incorporated by reference to Exhibit 3(i) to the Annual Report on Form 10-K filed on December 12, 2008

4.2	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-3 filed on February 19, 2010

4.3	Specimen Preferred Stock Certificate*

4.4	Specimen Preferred Stock Certificate*

4.5	Form of Indenture for Senior Debt Securities

4.6	Form of Indenture for Subordinated Debt Securities

4.7	Form of Deposit Agreement, including form of Depositary Receipt*

4.8	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.9	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.10	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

5.1	Opinion of Katten Muchin Rosenman LLP

12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of Meta Financial Group, Inc. (included on signature page)

25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities*

25.2	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Subordinated Debt Securities*

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

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